Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 28, 2018, Atlantic Acquisition Corp. (“Atlantic” or the “Company”), HF Group Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Atlantic, or “Merger Sub”, HF Group Holding Corporation, a North Carolina corporation, or “HF Group”, the stockholders of HF Group, and Zhou Min Ni, as representative of the stockholders, entered into the Acquisition Agreement, pursuant to which Merger Sub merged into HF Group resulting in HF Group becoming a wholly owned subsidiary of Atlantic. On August [15], the Company closed the business combination by issuing HF Group’s stockholders 19,969,833 shares of Atlantic common stock. In connection with the closing, holders of 3,761,467 shares of the Company’s common stock elected to redeem their shares and the Company paid $38,838,575 in connection with such redemption.

Atlantic is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2018 combines the unaudited historical consolidated balance sheet of Atlantic as of June 30, 2018 with the unaudited historical consolidated balance sheet of HF Group as of June 30, 2018, giving effect to the transactions as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the six months ended June 30, 2018 combines the unaudited historical statement of operations of Atlantic for the six months ended June 30, 2018 with the unaudited historical consolidated statement of operations of HF Group for the six months ended June 30, 2018, giving effect to the transactions as if they had been consummated as of January 1, 2018.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2017 combines the audited historical statement of operations of Atlantic for the year ended December 31, 2017 with the audited historical consolidated statement of operations of HF Group for the year ended December 31, 2017, giving effect to the transactions as if they had been consummated as of January 1, 2017.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Atlantic and HF Group have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The transactions will be accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of HF Group will own 90.1% of the outstanding shares of common stock of Atlantic immediately following the completion of the transactions and HF Group’s operations will be the operations of Atlantic following the transactions. Accordingly, HF Group will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of HF Group. As a result, the assets and liabilities and the historical operations that will be reflected in the Atlantic financial statements after consummation of the transactions will be those of HF Group and will be recorded at the historical cost basis of HF Group. Atlantic’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of HF Group upon consummation of the transactions.

HF Foods Group Inc.

(formerly Atlantic Acquisition Corp.)

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2018

(Unaudited)

	Atlantic	HF Group
	Acquisition Corp.	Holding Corporation
	Historical	Historical	Adjustments for		Pro Forma Unaudited,
	Unaudited	Unaudited	Merger		Combined
ASSET
Current assets:
Cash	$359,289	$5,160,185	$45,593,714	(a)	$6,548,363
			(38,838,575	)(b)
			(1,106,250	)(f)
			(500,000	)(g)
			(4,120,000	)(h)
Accounts receivable, net	—	13,754,651	—		13,754,651
Accounts receivable - related parties, net	—	1,910,116	—		1,910,116
Inventories, net	—	24,746,386	—		24,746,386
Advances to suppliers, net	—	550,116	—		550,116
Advances to suppliers - related parties, net	—	2,801,336	—		2,801,336
Notes receivable	—	2,543,348	—		2,543,348
Notes receivable - related parties	—	60,000	—		60,000
Other current assets	28,083	616,236	—		644,319
Cash and investments held in trust account	45,593,714	—	(45,593,714	)(a)	—
Total current assets	45,981,086	52,142,374	(44,564,825)		53,558,635
Property and equipment, net	—	22,737,185	—		22,737,185
Deferred tax assets	—	88,668	—		88,668
Long-term notes receivables - related parties	—	7,123,027	—		7,123,027
Loan to shareholders	—	1,121,598			1,121,598
Other long-term assets	—	189,097	—		189,097
Total assets	$45,981,086	$83,401,949	$(44,564,825)		$84,818,210

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Lines of credit	$—	$12,094,146	$—		$12,094,146
Accounts payable	3,000	19,387,476			19,390,476
Accounts payable - related parties	—	4,780,171	—		4,780,171
Advance from customers	—	169,975	—		169,975
Advance from customers - related parties	—	125,946	—		125,946
Current portion of long-term debt, net	—	1,403,475	—		1,403,475
Current portion of obligations under capital leases	—	343,271	—		343,271
Income tax payable	—	126,355	—		126,355
Shareholder distribution payable	—	438,555	—		438,555
Deferred underwriting compensation	1,106,250	—	(1,106,250	)(f)	—
Accrued expenses	59,178	2,587,327	—		2,646,505
Total current liabilities	1,168,428	41,456,697	(1,106,250)		41,518,875
Long-term debt	—	13,595,414	—		13,595,414
Total liabilities	1,168,428	55,052,111	(1,106,250)		55,114,289

Commitments and contingencies
Redeemable common stock	39,812,657	—	(39,812,657	)(b)	—

Stockholder’s equity
Preferred Stock	—	—	—		—
Common stock	200	—	13	(b)	2,218
			1,997	(d)
			48	(e)
			(40	)(h)

Additional paid-in capital	4,917,276	21,551,700	82,525	(c)	22,903,565
			974,069	(b)
			(1,997	)(d)
			(48	)(e)
			(500,000	)(g)
			(4,119,960	)(h)

Retained earnings	82,525	6,268,214	(82,525	)(c)	6,268,214
Noncontrolling interest	—	529,924	—		529,924
Total stockholders’ equity	5,000,001	28,349,838	(3,645,918)		29,703,921
Total liabilities and stockholder’s equity	$45,981,086	$83,401,949	$(44,564,825)		$84,818,210

Shares Outstanding as of June 30, 2018	2,003,058	100,000			22,157,488
Book Value Per Share or Pro Forma Book Value Per Share as of June 30, 2018(1)	$2.50	$278.20			$1.34
Equivalent Pro Forma Book Value Per Share of HF Group as of June 30, 2018(2)					$267.71

(1)	The equity of noncontrolling interest was excluded from the calculation of book value per share related to HF Group Holding Corporation and pro forma book value per share after merger because it was not attributable to the common stockholders of HF Group Holding Corporation before the business combination and will not be attributable to HF Foods Group Inc. (formerly Atlantic Acquisition Corp.) after the business combination, but will be attributable to the minority shareholders of one of the Group’s subsidiaries.

(2)	Equivalent pro forma book value per share of HF Group was calculated by multiplying the share exchange ratio between Atlantic and HF Group (approximately 200/1) by pro forma book value per share.

See notes to unaudited pro forma condensed combined financial statements

HF Foods Group Inc.

(formerly Atlantic Acquisition Corp.)

Pro Forma Condensed Combined Income Statement

For the Six Months ended June 30, 2018

(Unaudited)

	Atlantic	HF Group
	Acquisition Corp.	Holding Corporation
	Historical	Historical	Adjustment for		Pro Forma Unaudited,
	Unaudited	Unaudited	Merger		Combined

Total net revenue	$—	$146,868,286	$—		$146,868,286
Cost of revenue	—	122,640,487	—		122,640,487
Gross profit	—	24,227,799	—		24,227,799
Distribution, selling and administrative expenses	267,565	21,340,382	—		21,607,947
Income from operations	(267,565)	2,887,417	—		2,619,852
Interest income	318,370	13,750	—		332,120
Interest expenses and bank charges	—	(754,713)	—		(754,713)
Other income	—	547,332	—		547,332
Income before income tax provision	50,805	2,693,786	—		2,744,591
Income tax provision	22,494	702,060	—		724,554
Net income	$28,311	$1,991,726	$—		$2,020,037
Less: income attributable to common stock subject to redemption	221,543	—	(6,166	)(i)	215,377
Less: net loss attributable to noncontrolling interest	—	(381,455)	—		(381,455)
Net (loss) income attributable to common stockholders	$(193,232)	$2,373,181	$6,166		$2,186,115
Weighted Average Shares Outstanding — Basic and Diluted	2,003,058	100,000			22,157,488
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.10)	$23.73			$0.10
Equivalent Pro Forma Earnings Per Share of HF Group – Basic and Diluted(1)					$19.70

(1)	Equivalent pro forma net earnings per share of HF Group was calculated by multiplying the share exchange ratio between Atlantic and HF Group (approximately 200/1) by pro forma income per share.

HF Foods Group Inc.

(formerly Atlantic Acquisition Corp.)

Pro Forma Condensed Combined Income Statement

For the Year ended December 31, 2017

(Unaudited)

	Atlantic	HF Group
	Acquisition Corp.	Holding Corporation
	Historical	Historical	Adjustment for		Pro Forma Unaudited,
	Audited	Audited	Merger		Combined

Total net revenue	$—	$295,549,980	$—		$295,549,980
Cost of revenue	—	251,615,013	—		251,615,013
Gross profit	—	43,934,967	—		43,934,967
Distribution, selling and administrative expenses	128,271	32,924,877	—		33,053,148
Income from operations	(128,271)	11,010,090	—		10,881,819
Interest income	183,185	21,105	—		204,290
Interest expenses and bank charges	—	(1,339,897)	—		(1,339,897)
Other income	—	1,010,038	—		1,010,038
Income before income tax provision	54,914	10,701,336	—		10,756,250
Income tax provision	—	623,266	—		623,266
Net income	$54,914	$10,078,070	$—		$10,132,984
Less: income attributable to common stock subject to redemption	130,643	—	(3,636	)(i)	127,007
Less: net income attributable to noncontrolling interest	—	431,999	—		431,999
Net income (loss) attributable to common stockholders	$(75,729)	$9,646,071	$3,636		$9,573,978
Weighted Average Shares Outstanding — Basic and Diluted	1,368,301	100,000			22,157,488
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.06)	$96.46			$0.43
Equivalent Pro Forma Earnings Per Share of HF Group – Basic and Diluted(1)					$86.29

(1)	Equivalent pro forma net earnings per share of HF Group was calculated by multiplying the share exchange ratio between Atlantic and HF Group (approximately 200/1) by pro forma income per share.

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1.       Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(a) Release of $45,593,714 of the proceeds held in the trust account to pay for the acquisition or the share conversion into cash.

(b) Redemption of 3,761,467 shares for cash of $38,838,575

(c) Reclassification of Atlantic’s retained earnings to additional paid-in capital.

(d) Issuance of the stock consideration of 19,969,833 shares.

(e) Conversion of outstanding 4,766,250 rights to 476,625 shares.

(f) Payment of deferred underwriting fees of $1,106,250.

(g) The effects of approximately $0.5 million of incremental transaction costs associated with the merger.

(h) Purchase of 400,000 shares from one shareholder for total consideration of $4,120,000 and the issuance of 10,000 new shares to this one shareholder, effected post-closing.

(i) The adjustment for income attributable to common stock subject to redemption, of which the shares were not redeemed at closing.

2.        Reconciliation of Pro Forma Adjusted EBITDA

	Atlantic	HF Group
	Acquisition Corp.	Holdings Corporation	Pro Forma
	Historical	Historical	Unaudited
	Unaudited	Unaudited	Combined
For the Six Months ended June, 2018
Net income	$28,311	$1,991,726	$2,020,037
Interests expenses	—	754,713	754,713
Income tax provision	22,494	702,060	724,554
Depreciation and amortization	—	1,041,662	1,041,662
Non-recurring expenses	—	2,200,000	2,200,000
Adjusted EBITDA	$50,805	$6,690,161	$6,740,966
For the Year ended December 31, 2017
Net income	$54,914	$10,078,070	$10,132,984
Interests expenses	—	1,268,953	1,268,953
Income tax provision	—	623,266	623,266
Depreciation and Amortization	—	2,004,374	2,004,374
Adjusted EBITDA	$54,914	$13,974,663	$14,029,577

*Non-recurring expenses represented $2.2 million of labor dispute expenses for Kirnland accrued for the six months ended June 30, 2018.

HF Group’s management defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, non-recurring, cost reduction, and other adjustment items. The definition of Adjusted EBITDA may not be the same as similarly titled measures used by other companies in the industry. Adjusted EBITDA is not defined under U.S. GAAP and is subject to important limitations as analytical tools, you should not consider them in isolation or as substitutes for analysis of HF Group results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	excludes certain tax payments that may represent a reduction in cash available to HF Group;

●	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

●	does not reflect changes in, or cash requirements for, HF Group’s working capital needs; and

●	does not reflect the significant interest expense, or the cash requirements, necessary to service HF Group’s debt.